Exhibit 99.1
                                                                 ------------


SYSCO Corporation                                                NEWS RELEASE
1390 Enclave Parkway
Houston, Texas 77077-2099
(281) 584-1390
FOR IMMEDIATE RELEASE
                                                   FOR MORE INFORMATION
                                          CONTACT: Diane Day Sanders
                                                   Vice President and Treasurer

     SYSCO'S RECORD $19.3 BILLION SALES DRIVES FISCAL 2000 EPS UP 26 PERCENT
                     FOR 24TH CONSECUTIVE YEAR OF INCREASES


     HOUSTON, AUGUST 2, 2000 -- SYSCO Corporation (NYSE: SYY) today reported a 26 percent increase in diluted earnings per share of $1.36, before a charge for an accounting change, for the 52 weeks of fiscal 2000, which ended July 1, 2000. This represented the 24th consecutive year of earnings increases and compares to $1.08 per share earned in the 53 weeks of fiscal 1999. Sales reached a record $19.3 billion, which was 11 percent above the $17.4 billion attained in fiscal 1999. Net earnings, before the first quarter $8 million accounting change that required start up costs to be expensed as incurred, grew 25 percent to $453.6 million versus the $362.3 million net earnings achieved last year.

     These results are attributed to a continued focus on customer service, internal efficiencies and SYSCO Brand products. Fourth quarter results showed a strengthening of trends seen all year. Diluted earnings per share for the 13-week fourth quarter were $0.43, a noteworthy 23 percent higher when compared to the $0.35 per share earned in the 14-week fourth quarter of fiscal 1999. Similarly, when comparing the 13-week versus 14-week quarters, sales totaled $5.3 billion, a 9 percent gain above sales of $4.8 billion during last year's final quarter. Net earnings reached $144 million, 23 percent more than fourth quarter 1999 net earnings of $116.9 million.

     "High levels of economic growth and consumer confidence throughout SYSCO's fiscal year, as well as mild winter weather, favorably impacted our sales growth," said Charles H. Cotros, chairman and chief executive officer. "Real growth of 4 percent for the meals-prepared-away-from-home industry in the March quarter (the latest calculated) was the strongest that has occurred in the last 11 quarters, according to industry sources. During SYSCO's fiscal 2000, our 39,000-plus loyal employees exemplified our 30-year commitment to outstanding customer service, allowing SYSCO to outperform its industry again.

     "Strategies that have been pivotal to our results include a sustained focus on growing both marketing associate-served sales and the SYSCO Brand. Sales to that customer segment represented about 55.4 percent of SYSCO's traditional foodservice sales during fiscal 2000 compared to 54.1 percent for the same period last year. SYSCO Brand product sales as a percent of marketing associate-served sales also continued to trend upward, reaching 51.4 percent for the fourth quarter and 50.4 for the entire year, as compared to 48.8 percent in last year's fourth quarter and 48.1 percent for fiscal 1999."

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     "In addition,  the  specialty  meat-cutting  and fresh  produce  operations acquired during the past year marked a new direction for SYSCO - expansion via widening product breadth. We now offer customers in certain areas precision, custom-cut CERTIFIED ANGUS BEEF (TM) steaks and other protein products, as well as a broader spectrum of specialty produce items. The addition of these companies not only has enhanced our competitive advantage, but also has strengthened sales and profitability, as the specialty meat and produce companies have exceeded performance expectations and are contributing to earnings. Likewise, we are pleased with the two broadline companies acquired during the year - Watson Foods in Lubbock, Texas and Doughtie's Foods, located in the Hampton Roads area of Virginia, both of which are premier distributors in their respective marketplaces and have expanded our coverage in those areas. In the aggregate, annualized sales of the fiscal 2000 acquisitions totaled about $l.3 billion," Mr. Cotros continued.

     "Another internal objective was the completion of the installation of the SYSCO Uniform System (SUS), SYSCO's enterprise-wide technology solution," he said. "The new system is improving productivity and efficiency and giving us more sophisticated tools to fulfill customers' needs and desires, moving us closer to the error-free service we aspire to through the C.A.R.E.S. initiative (Customers Are Really Everything to SYSCO)."

     SYSCO also has been active in Internet-based business-to-business (B2B) strategies, according to Mr. Cotros. Last week the company announced the formation, in conjunction with Cargill, Inc., McDonald's Corporation and Tyson Foods, Inc., of electronic Foodservice Network (eFS Network), a company that will operate an independent B2B marketplace to facilitate sales and purchases to the foodservice industry. Based in Chicago, eFS Network will be open to all segments of the industry - from foodservice suppliers and distributors to multi-unit operators - to help maximize Internet-based efficiencies and savings for its participants across the entire supply chain. He said this arrangement is unlike typical B2B strategies because it will allow participation from all segments of the food supply chain.

     Mr. Cotros also indicated that fiscal 2000 real sales growth, after the effects of acquisitions and inflation, and adjusted for the extra week in fiscal 1999, was 9.2 percent and, for the fourth quarter, adjusted real sales growth was 8.9%. Acquisitions represented 3.5 percent of total sales for the year and
6.5 percent for the final quarter. Food costs, which experienced minimal inflation during the first two quarters of the year and slight deflation during the third fiscal quarter, returned to about 2.2 percent inflation during the final quarter, resulting in approximately 0.4 percent inflation for the entire year, he noted.

     In concluding his remarks Mr. Cotros commented, "The close of fiscal 2000 marked the culmination of Bill Lindig's 30-year career with SYSCO. Our former chairman strongly influenced SYSCO's growth and future direction and was instrumental in effecting a smooth transition for the new management team. More than ever before, SYSCO's well-executed strategies, as well as programs to control expenses, position us to provide outstanding service to our customers. We plan ongoing growth internally, as well as externally, through product and geographic extension, and are very optimistic about our future in an ever-expanding market."

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     SYSCO is the largest foodservice marketing and distribution organization in
North America. SYSCO provides its products and services to about 325,000 to 350,000 customers. The SYSCO distribution network currently extends throughout the entire contiguous United States and Alaska as well as portions of Canada.

     Certain statements made herein are forward-looking statements under the Private Securities Litigation Reform Act of 1995. They include statements regarding strategies and programs that position the company to control expenses and to provide outstanding service and continued acceleration of growth, both internally and externally. These statements involve risks and uncertainties and are based on current expectations and management's estimates; actual results may differ materially. Those risks and uncertainties that could impact these statements include internal risks that management's plans may not produce desired results, the risks relating to the foodservice distribution industry's sensitivity to economic conditions; the successful completion and integration of fold-outs, the successful integration of acquisitions; the risk of interruption of supplies due to lack of long-term contracts, severe weather, work stoppages or otherwise; competition; and other risk factors detailed in SYSCO's Form S-3 (File No. 333-34036) filed with the Securities and Exchange Commission on April 5, 2000.

     The comparative financial data for the fourth quarters of fiscal years 2000 and 1999 are summarized below.

($000  omitted  except  for share and per share
data)
                                              FOR THE PERIOD ENDED
                                    -----------------------------------------
                                    JULY 1, 2000                 JULY 3, 1999
                                      (13 WEEKS)                   (14 WEEKS)
                                      ----------                   ----------
SALES                            $     5,271,764                   $4,818,633

Costs and expenses
Cost of sales                          4,255,205                    3,909,856
Operating expenses                       764,594                      697,444
Interest expense                          17,854                       19,097
Other, net                                 (131)                          641
                                    ------------                    ---------
Total costs and expenses               5,037,522                    4,627,038
                                    ------------                    ---------

EARNINGS BEFORE INCOME TAXES             234,242                      191,595
Income taxes                              90,183                       74,722
                                    ------------                    ---------

NET EARNINGS                     $       144,059                   $  116,873
                                    ============                   ==========
BASIC EARNINGS PER SHARE         $          0.43                   $     0.35
DILUTED EARNINGS PER SHARE       $          0.43                   $     0.35

BASIC AVERAGE SHARES OUTSTANDING     331,648,095                  330,586,514
DILUTED AVERAGE SHARES OUTSTANDING   336,636,328                  334,811,582

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The  comparative  financial  data for fiscal years 2000 and 1999 are  summarized below.

($000 omitted except for share and per
share data)
                                                  For the Period Ended
                                                  --------------------
                                           July 1, 2000          July 3, 1999
                                           (52 Weeks)             (53 Weeks)
                                           ----------             ----------

TOTAL SALES                             $  19,303,268           $  17,422,815

Costs and expenses
    Cost of sales                          15,649,551              14,207,860
    Operating expenses                      2,843,755               2,547,266
    Interest expense                           70,832                  72,839
    Other, net                                  1,522                     963
                                         ------------            ------------
Total costs and expenses                   18,565,660              16,828,928
                                         ------------            ------------

EARNINGS BEFORE INCOME TAXES                  737,608                 593,887
Income taxes                                  283,979                 231,616
                                         ------------            ------------
EARNINGS BEFORE CUMULATIVE                    453,629                 362,271
   EFFECT OF ACCOUNTING CHANGE
Cumulative effect of accounting change         (8,041)                  -----
                                         ------------            ------------
    NET EARNINGS                        $     445,588            $    362,271
                                         ============            ============

EARNINGS BEFORE ACCOUNTING CHANGE:
   BASIC EARNINGS PER SHARE             $        1.38            $       1.09
   DILUTED EARNINGS PER SHARE                    1.36            $       1.08

CUMULATIVE EFFECT OF ACCOUNTING CHANGE:
   BASIC EARNINGS PER SHARE             $       (0.02)           $       ----
   DILUTED EARNINGS PER SHARE           $       (0.02)           $       ----

NET EARNINGS:
   BASIC EARNINGS PER SHARE             $        1.35            $       1.09
   DILUTED EARNINGS PER SHARE           $        1.33            $       1.08

BASIC AVERAGE SHARES OUTSTANDING          329,582,474             332,913,546
DILUTED AVERAGE SHARES OUTSTANDING        334,777,928             336,796,669

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